Exhibit 99.1

New Mountain Finance Corporation Announces Certain Preliminary Financial Estimates for the Quarter Ended March 31, 2014

NEW YORK--(BUSINESS WIRE)--April 7, 2014--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced certain preliminary financial estimates for the quarter ended March 31, 2014.

Set forth below is a preliminary estimate of our net asset value per share as of March 31, 2014 and a preliminary estimate of our adjusted net investment income per share for the three months ended March 31, 2014. The following estimates are not a comprehensive statement of our financial condition or results for the period from December 31, 2013 through March 31, 2014. We advise you that our actual results for the three months ended March 31, 2014 may differ materially from these estimates, which are given only as of the date of this press release, as a result of the completion of our financial closing procedures, final adjustments and other developments, including changes in interest rates or changes in the businesses to whom we have made loans, which may arise between now and the time that our financial results for the three months ended March 31, 2014 are finalized. This information is inherently uncertain.

As of April 7, 2014, we currently expect that our adjusted net investment income per share was between $0.35 to $0.37 for the three months ended March 31, 2014.

As of April 7, 2014, we estimate that our net asset value per share as of March 31, 2014 was between $14.52 to $14.56.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Deloitte & Touche LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any form of assurance with respect thereto.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company used all of the proceeds from its initial public offering and concurrent private placement and the proceeds from its subsequent offerings to acquire common membership units from New Mountain Finance Holdings, L.L.C. (the “Operating Company”). The investment objective of the Operating Company is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the Operating Company’s investments may also include small equity interests. The Operating Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
David Cordova, (212) 220-3546
Chief Financial Officer and Treasurer